SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                FORM 8-K

                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest event reported) March 25, 2002

                           Dicut, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                              Delaware
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                (State or Other Jurisdiction of Incorporation)

                   000-30161                        52-2204952
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           (Commission File Number)   (IRS Employer Identification No.

             2150 Northwest Parkway NE, Suite H, Marietta, GA 30067
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           (Address of Principal Executive Offices)         (Zip Code)

                              770-952-2654
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other events

1. On March 25, 2002, Dicut, Inc. (the "Company") signed a Purchase Agreement to acquire 100% of the shares of Arcore Technologies Inc. ("Arcore"). The purchase price for Arcore was $2,000,000 payable in ten installments commencing June 25, 2002, with the last installment to be paid in December 2004. The Company's obligations were subject to verification that five separate software components operated within acceptable levels to the satisfaction of the Company and Arcore providing proof of ownership of its biometric technology, among other conditions. Arcore failed to provide proof of ownership of its technology and, additionally, the Company determined that certain components of the technology did not operate at commercially acceptable levels; therefore, the Company elected to terminate the Purchase Agreement. The Company is currently evaluating other technology to provide a comparable biometric solution to its client base.

2. On April 5, 2002, the Company signed a Management and Option to Purchase Agreement with Expidant Inc. The Agreement provides for the Company being retained as General Manager of Expidant for a period of 51 months with the option to purchase the assets of Expidant at any time during this period. The Company does not plan to exercise the option until the Company is satisfied that it can provide audited financial statements for Expidant, Inc. for the periods required by regulations of the Securities and Exchange Commission.

In the event that the Company exercises its option to purchase Expidant it will file an amendment to include the terms of the acquisition,

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.



                                    DICUT,INC.


Date: June 11, 2002                     By: \\ Raj Kalra \\
                                        Chief Executive Officer



                                        By:  \\ Pierre Quilliam \\
                                        President